Exhibit T3A-24

Exhibit T3A-24  Form 207 (revised 5/01)  Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $750 Certificate of limited Partnership Pursuant to Article 6132a-l This space reserved for office use. FILED in the Office of the Secretary of State of Texas DEC 16 2002  Corporations Section  1. Name of Limited Partnership  The name of the limited partnership is as set forth below: Precision Oilfield Services LLP The name must contain the words “Limited Partnership,” or “Limited,” or the abbreviation “L.P.,” or”Ltd.” as the last words or letters of its name. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state, A preliminary check for “name availability” is recommended.  2. Principal Office  The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:  Address: 363 North Sam Houston Parkway East, Suite 1700  City Houston State TX Zip Code 77060 Country USA  3. Registered Agent and Registered Office (Select and complete either A or B, then complete C.)  ☑ A. The initial registered agent is a corporation by the name set forth below: OR The Corporation Trust Company ☐ B. The initial registered agent is an individual resident of the state whose name is set forth below: First Name Middle Initial  Last Name Suffix  C. The business address of the registered agent and the registered office address is: Street Address City  Zip Code TX 811 Dallas Avenue Houston  77002 4. General Partner Information  The name, mailing address, and the street address of the business or residence of each general partner is as follows: General Partner 1 Legal Entity: The general partner is a legal entity named: Computalog U.S.A., Inc., a Delaware corporation Individual: The general partner is an individual whose name is set forth below: First Name M.I. Last Name Suffix

MAILING ADDRESS OF GENERAL PARTNER 1 Mailing Address City  State Zip Code  500 Winscott Road Port worth  TX 76126 STREET ADDRESS OF GENERAL PARTNER 1 Street Address City  State Zip Code  500 winscott Road Fort Worth  TX 76126 General Partner 2 Legal Entity: The general partner is a legal entity named: N/A Individual: The general partner is an individual whose name is set forth below: Partner 2–First Name  M.I. Last Name  Suffix  MAILING ADDRESS OF GENERAL PARTNER 2 Mailing Address City  State Zip Code  STREET ADDRESS OF GENERAL PARTNER 2 Street Address City  State Zip Code   5 – Supplemental Information  Text Area:  [The attached addendum are incorporated herein by reference.]  Effective Date of Filing  ☑ A. This document will become effective when the document is filed by the secretary of state. OR  ☐ B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is  Execution The undersigned sign this document subject to the penalties imposed by law for the submission of a false or fraudulent document.  Name Name Computalog U.S.A., Inc., by Jan Campbell, Secretary    [ILLEGIBLE]  Signature of General Partner 1 Signature of General Partner 2

FILED In the Office of the Secretary of State of Texas  APR 17 2007  Corporations Section  CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP 80015283 Pursuant to the provisions of Section 2.02 of the Texas Revised Partnership Act, the undersigned limited partnership desires to amend its certificate of limited partnership and for that purpose submits the following certificate of amendment.  1. The name of the limited partnership is Precision Oilfield Services LLP. File Number 800152803. (State the name of the limited partnership as currently shown in the records of the secretary of state. If the amendment changes the name of the partnership, state the old name and not the new name here.)  2. The certificate of limited partnership is amended as follows:  2. Principal Office The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:  515 Post Oak Blvd., Suite 600, Houston, TX 77027 USA  4. General Partner Information: General Partner 1 Legal Entity: The general partner is a legal entity named: Precision Energy Services, Inc. Mailing Address of General Partner 1: 515 Post Oak Blvd., Suite 600, Houston, TX 77027 USA Street Address of General Partner 1: 515 Post Oak Blvd., Suite 600, Houston, TX 77027 USA  Dated: April 16, 2007.  Precision Oilfield Services LLP (Name of Limited Partnership)  By: Precision Energy Services, Inc., Its General Partner  /s/ Burt M. Martin Burt M. Martin Senior Vice President and Secretary